PROSPECTUS and				PRICING SUPPLEMENT NO. 16
PROSPECTUS SUPPLEMENT, each		effective at 12:00 PM ET
Dated June 18, 1997			Dated February 4, 1998
CUSIP: 24422EJK6				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $1,762,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				9 February 1998

Maturity Date:					9 February 1999

Principal Amount:					$200,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Minus 13 Basis Points

Initial Interest Determination Date:	5 February 1998

Day Count Convention:				Actual/360

Interest Reset Dates:			      11 May 1998, 10 August 1998
							and 9 November 1998,
commencing on the
date of issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				11 May 1998, 10 August 1998,
							9 November 1998, and
9 February 1999.

Redemption Provisions:				None

Plan of Distribution:				Goldman Sachs & Co.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Goldman Sachs & Co.
r:finance\mtn\jdccflglibor.doc